                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 08/31/01
                                                    DETERMINATION DATE: 09/12/01
                                                     DISTRIBUTION DATE: 09/17/01

                                                                               A

===================================================================================================================================
                                      ORIGINAL        BEGINNING                               CURRENT                   ENDING
                       CERTIFICATE   CERTIFICATE     CERTIFICATE                             REALIZED      TOTAL      CERTIFICATE
     CLASS    CUSIP       RATE         BALANCE         BALANCE      INTEREST     PRINCIPAL     LOSS    DISTRIBUTION     BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
      A-1   60935FAP5   6.40500%    54,493,000.00       0.00          0.00          0.00       0.00        0.00          0.00
Factors per
 Thousand                                                          0.00000000    0.00000000             0.00000000    0.00000000
-----------------------------------------------------------------------------------------------------------------------------------
      A-2   60935FAQ3   6.20000%    19,745,000.00       0.00          0.00          0.00       0.00        0.00          0.00
Factors per
 Thousand                                                          0.00000000    0.00000000             0.00000000    0.00000000
-----------------------------------------------------------------------------------------------------------------------------------
      A-3   60935FAR1   6.21500%    29,277,000.00       0.00          0.00          0.00       0.00        0.00          0.00
Factors per
 Thousand                                                          0.00000000    0.00000000             0.00000000    0.00000000
-----------------------------------------------------------------------------------------------------------------------------------
      A-4   60935FAS9   6.51500%    23,496,000.00   10,163,084.12   55,177.08   1,044,414.34   0.00    1,099,591.42  9,118,669.78
Factors per
 Thousand                                                          2.34836057   44.45072949             46.79909006  388.09455993
-----------------------------------------------------------------------------------------------------------------------------------
      A-5   60935FAT7   7.17000%    17,989,000.00   17,989,000.00  107,484.28       0.00       0.00     107,484.28   17,989,000.00
Factors per
 Thousand                                                          5.97500028    0.00000000             5.97500028   1000.00000000
-----------------------------------------------------------------------------------------------------------------------------------
       B    60935FAW0   8.40000%    13,500,000.00   11,567,992.37   80,975.95    732,181.16    0.00     813,157.11   10,835,811.21
Factors per
 Thousand                                                          5.99821852   54.23564148             60.23386000  802.65268222
-----------------------------------------------------------------------------------------------------------------------------------
      M-1   60935FAU4   7.27000%    22,500,000.00   18,521,107.97  112,207.05    687,114.69    0.00     799,321.74   17,833,993.28
Factors per
 Thousand                                                          4.98698000   30.53843067             35.52541067  792.62192356
-----------------------------------------------------------------------------------------------------------------------------------
      M-2   60935FAV2   7.49500%    19,000,000.00   15,640,046.73   97,685.13    580,230.19    0.00     677,915.32   15,059,816.54
Factors per
 Thousand                                                          5.14132263   30.53843105             35.67975368  792.62192316
-----------------------------------------------------------------------------------------------------------------------------------
    POOL I                         200,000,000.00   73,881,231.19  453,529.49   3,043,940.38   0.00    3,497,469.87  70,837,290.81
    Totals                                                         2.26764745   15.21970190             17.48734935  354.18645405
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
      GP       n/a      0.00000%        0.00            0.00          0.00          0.00       0.00        0.00          0.00
Factors per
 Thousand
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
     Totals                        200,000,000.00   73,881,231.19  453,529.49   3,043,940.38   0.00    3,497,469.87  70,837,290.81
===================================================================================================================================

Wells Fargo Bank                                                SHELLEY LAUFFER
11000 Broken Land Parkway                                   PHONE: 410-884-2169
Columbia, Maryland  21044                                     FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 08/31/01
                                                    DETERMINATION DATE: 09/12/01
                                                     DISTRIBUTION DATE: 09/17/01

                                                                               A

================================================================================


                             CERTIFICATE INFORMATION

                          Current Interest     Carry Forward
                             Requirement          Amount

                   A-1          0.00               0.00
                   A-2          0.00               0.00
                   A-3          0.00               0.00
                   A-4       55,177.08             0.00
                   A-5       107,484.28            0.00
                     B       80,975.95             0.00
                   M-1       112,207.05            0.00
                   M-2       97,685.13             0.00



             Applied Realized     Unpaid Realized     Interest Shortfall
               Loss Amount          Loss Amount       Carryforward Amount


A                 0.000%               0.000%              0.00
B                 0.000%               0.000%              0.00
M                 0.000%               0.000%              0.00

================================================================================

Wells Fargo Bank                                                SHELLEY LAUFFER
11000 Broken Land Parkway                                   PHONE: 410-884-2169
Columbia, Maryland  21044                                     FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 08/31/01
                                                    DETERMINATION DATE: 09/12/01
                                                     DISTRIBUTION DATE: 09/17/01

                                                                               A

===================================================================================================================================


                   SCHEDULE OF REMITTANCE
Aggregate Amount Received                          3,588,849.81          FEES
                                                                         Contingency Fee                              17,367.07
Monthly Advance (incl. Comp Int.)                          0.00          Expense Account                               2,462.71
Capitalized Interest Account Transfer                      0.00          FHA Premium Amount                            2,628.45
Pre-funding Account Transfer                               0.00          Servicer Fee                                 17,367.07
Amount Withdrawn from the Certificate Account              0.00
(Unreimbursed Monthly Advance)                       (10,184.72)
(Servicer Fee)                                       (17,367.07)
(Contingency Fee)                                    (17,367.07)         PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
(Late Charges)                                       (23,604.89)               5/01                  6/01                 7/01
                                                                               ----                  ----                 ----
(Escrow)                                             (17,765.05)              13.795%              13.785%              13.785%
                                                  -------------
                                                     (86,288.80)

AVAILABLE REMITTANCE AMOUNT                        3,502,561.01
                                                  =============


             -----------------------------------------   -------------------------------------------------------------------------
EXHIBIT O      Outstanding Balance      79,262,192.34       DELINQUENT INFOR.        # LOANS       AMOUNT        PERCENTAGE
             -----------------------------------------   -------------------------------------------------------------------------
                    # Accounts                  3,987    Delinquent 1-29 Days          457      8,368,025.22       10.56%
             -----------------------------------------   Delinquent 30-59 Days          93      1,493,929.40        1.88%
                                                         Delinquent 60-89 Days          43        657,666.65        0.83%
                                                         Delinquent 90 and over         28        584,525.72        0.74%
                                                         Loans in Foreclosure           10        427,766.12        0.54%
                                                         REO Property                    1         69,343.14        0.09%
                                                                                 -------------------------------------------------
                                                         TOTALS                        632     11,601,256.25       14.64%
                                                         -------------------------------------------------------------------------

===================================================================================================================================

Wells Fargo Bank                                                SHELLEY LAUFFER
11000 Broken Land Parkway                                   PHONE: 410-884-2169
Columbia, Maryland  21044                                     FAX: 410-884-2372

                     THE MONEY STORE RESIDENTIAL LOAN NOTES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER

                                                           RECORD DATE: 08/31/01
                                                    DETERMINATION DATE: 09/12/01
                                                     DISTRIBUTION DATE: 09/17/01

                                                                               A

===============================================================================
                             COLLATERAL INFORMATION

Accelerated Principal Distribution                                    0.00
Adjusted Mortgage Interest Rate                                     12.245
Aggregate Beginning Principal Balance of Loans               82,316,035.43
Aggregate Ending Principal Balance of Loans                  79,262,192.34
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.              2,628.45
Available Maximum Suboridination Amount                       7,604,173.00
Compensating Interest                                               188.76
Curtailments                                                     74,391.33
Excess and Monthly Payments                                     251,043.64
FHA Claims Filed                                                      0.00
FHA Claims Paid                                                       0.00
FHA Claims Pending                                               17,977.86
FHA Payments Denied                                                   0.00
FHA and Related Payments Received                                     0.00
GP Remittance Amount Payable                                          0.00
Interest Received                                               956,225.97
Payments and Reimbursments to the Servicers pursuant to:
   section 4.04 (b)                                                   0.00
   section 4.04 (c)                                                   0.00
   section 4.04 (d)ii                                                 0.00
   section 4.04 (e)                                              23,361.23
   section 4.04 (f)I                                             34,734.14
Principal Prepayments (Number / Amount)              109      2,247,461.28
Realized Losses (Current / Cumulative)        480,946.84     24,683,277.56
Reimbursable Amount                                                   0.00
Reserve Amount                                                   23,361.23
Specified Subordinated Amount                                 8,560,316.77
Spread Amount                                                 8,424,901.53
WAC                                                                13.785%
WAM                                                                186.243
Weighted Average Adjusted Mortgage Loan Remittance Rate
   for class  AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 &M-2             7.408%

TRIGGER EVENT CALCULATION
1.  (i) Exceeds 50% of (ii)                                  NO
    (i)  Sixty-day Delinquency Ratio                                 2.19%
    (ii) Senior Enhancement Percentage                              65.63%

2. Both(a) and (b) occur                                     NO
    (a) Either (x) or (y) occur                                         NO
    (x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9%  or    2.18%
    (y) The Cumulative Realized Losses exceeds $28,200,000   24,683,277.56
    and (b) either (x) or (y)                                          YES
    (x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15%  or       2.18%
    (y) The Cumulative Realized Losses exceed $9,400,000     24,683,277.56

IF 1) OR 2) IS "YES" THEN TRIGGER EVENT IS IN EFFECT         NO

===============================================================================

Wells Fargo Bank                                                SHELLEY LAUFFER
11000 Broken Land Parkway                                   PHONE: 410-884-2169
Columbia, Maryland  21044                                     FAX: 410-884-2372